AMENDMENT AGREEMENT NO. 8 dated as of July 24, 2009 (this “Amendment”), with respect to the Fourth Amended and Restated Credit Agreement dated as of August 15, 2006, as amended by a first amendment dated as of June 15, 2007, as further amended by a second amendment dated as of June 29, 2007, as further amended by a third amendment dated as of September 28, 2007, as further amended by a fourth amendment dated as of January 15, 2008, as further amended by a fifth amendment dated as of February 13, 2008, as further amended by a sixth amendment and waiver dated as of May 9, 2008 and as further amended by a seventh amendment dated as of February 26, 2009 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REGENCY GAS SERVICES LP, a Delaware limited partnership, REGENCY ENERGY PARTNERS LP, a Delaware limited partnership, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC (“UBSS”) and WACHOVIA CAPITAL MARKETS, LLC (“Wachovia Capital Markets”), as joint lead arrangers and joint bookmanagers for the Tranche B-1 Term Loans, WACHOVIA CAPITAL MARKETS, CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and UBSS, as joint lead arrangers and joint bookmanagers for the Revolving Loans, WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), as issuing bank and swingline lender, UBS LOAN FINANCE LLC, as syndication agent for the Loans, CGMI, as co-syndication agent for the Revolving Loans and FORTIS CAPITAL CORP., JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC and MORGAN STANLEY BANK, as co-documentation agents.

A.           Borrower has formed the RIGS Holdings Joint Venture for the purpose of undertaking the Haynesville Project.

B.           Borrower has requested that the Administrative Agent and Required Lenders amend certain provisions of the Credit Agreement as set forth herein.

C.           The Administrative Agent and Required Lenders are willing so to agree pursuant to the terms and subject to the conditions set forth herein.

D.           Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) Section 6.16 of the Credit Agreement shall be amended by inserting, immediately preceding the “.” at the end thereof, the following: “other than Indebtedness under a working capital facility in an amount not to exceed $25.0 million at any time, with proceeds to be used for the working capital requirements of the RIGS Holdings Joint Venture; provided that in no case shall any Indebtedness permitted under this Section 6.16 have the benefit of any guarantee (or other form of credit support) of or from any Loan Party or other Subsidiary of Borrower”.

(b) the following defined terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i)
“Amendment No. 8” shall mean Amendment No. 8 to Fourth Amended and Restated Credit Agreement, which amends this Agreement, dated as of the Amendment No. 8 Effective Date, among Borrower, the Administrative Agent and the Required Lenders.

(ii)	“Amendment No. 8 Effective Date” shall mean July 24, 2009.

SECTION 2. Covenants.  Borrower hereby covenants and agrees to deliver or cause to be delivered to the Administrative Agent all material agreements and definitive documentation relating to any working capital facility entered into by the RIGS Holdings Joint Venture.

SECTION 3. Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions:

(a) The Administrative Agent shall have received signature pages for this Amendment from Borrower and the Required Lenders;

(b) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection herewith; and

(c) Borrower shall have paid all amounts owed pursuant to Section 8 hereof.

SECTION 4. Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

(a) This Amendment is within Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of Borrower.  This Amendment has been duly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any Loan Document are true and correct in all material respects (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).

(c) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

SECTION 5. Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Amendment shall be a Loan Document for all purposes.

SECTION 6. Applicable Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 7. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Amendment by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8. Expenses.  Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 9. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

REGENCY GAS SERVICES LP,

By:	Regency OLP GP LLC, its general partner
By:	/s/ Stephen L. Arata
Name:	Stephen L. Arata
Title:	Vice President

Amendment No. 8

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:	/s/ Henry R. Biedrzycki
Name: Henry R. Biedrzycki
Title: Director

AMEGY BANK NATIONAL ASSOCIATION
as a Lender

By: /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Senior Vice President

THE BANK OF NOVA SCOTIA
as a Lender

By: /s/David G. Mills
Name: David G. Mills
Title: Managing Director

BARCLAYS BANK PLC
as a Lender

By: /s/ Maria Lund
Name: Maria Lund
Title: Vice President

BNP PARIBAS
as a Lender

By: /s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Director
By: /s/ Edward Pak
Name: Edward Pak
Title: Vice President

CITIBANK, N.A.
as a Lender

By: /s/ Todd J. Mogil
Name: Todd J. Mogil
Title: Vice President

COMERICA BANK
as a Lender

By: /s/ V. Mark Fuqua
Name: V. Mark Fuqua
Title: Senior Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as a Lender

By: /s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Vice President

FORTIS CAPITAL CORP
as a Lender

By: /s/ Casey Lowary
Name: Casey Lowary
Title: Director

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

MORGAN STANLEY BANK, N.A.
as a Lender

By: /s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

NATIXIS
as a Lender

By: /s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Managing Director

By: /s/ Liana Tchernysheva
Name: Liana Tchernysheva
Title: Director

THE ROYAL BANK OF SCOTLAND PLC
as a Lender

By: /s/ Brian D. Williams
Name: Brian D. Williams
Title: Vice President

SUN TRUST BANK
as a Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title: Director

UBS LOAN FINANCE LLC
as a Lender

By: /s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By: /s/ Heather Han
Name: Heather Han
Title: Vice President

WELLS FARGO BANK, N.A.
as a Lender

By: /s/ Dustin S. Hansen
Name: Dustin S. Hansen
Title: Vice President

Amendment No. 8